                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in these Registration Statements on Form N-1A of our reports dated November 4, 1999, relating to the financial statements and financial highlights of Berger/BIAM International Fund, Berger/BIAM International Core Fund and International Equity Fund (constituting Berger/BIAM Worldwide Funds Trust) and the financial statements and ratios/supplementary data of Berger/BIAM International Portfolio (the sole portfolio constituting Berger/BIAM Worldwide Portfolios Trust) which appear in the September 30, 1999 Annual Reports to Shareholders of Berger/BIAM International Fund, Berger/BIAM International Core Fund and International Equity Fund and to Investors of Berger/BIAM International Portfolio, which are also incorporated by reference into the Registration Statements. We also consent to the references to us under the headings "Financial Highlights" and "Independent Accountants" in such Registration Statements.


/s/  PricewaterhouseCoopers LLP

Denver, Colorado
January 27, 2000